Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)

HP Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
	Equity	Common Stock, $0.01 par value	Rule 456(b) and Rule 457(r)
	Equity	Preferred Stock, $0.01 par value	Rule 456(b) and Rule 457(r)
	Other	Depositary Shares (3)	Rule 456(b) and Rule 457(r)
	Other	Warrants	Rule 456(b) and Rule 457(r)
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities
Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a
	Total Offering Amounts					n/a		n/a
	Total Fees Previously Paid							n/a
	Total Fee Offsets							n/a
	Net Fee Due							n/a

(1)
The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $220,400 that the Registrant is entitled to offset pursuant to Rule 457(p) under the Securities Act for fees paid with respect to $3,000,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-268692) filed by the Registrant on December 6, 2022 and declared effective on March 1, 2023 (the “Prior Registration Statement”).  In connection with the securities offered hereby, except for the application of the fees previously paid by the Registrant, the Registrant will pay the registration fee on a pay-as-you-go basis.  The Registrant withdrew the Prior Registration Statement on February 28, 2024.

(2)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of common stock that are issued upon exchange or conversion of debt securities, preferred stock or warrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other obligations.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.